AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2019

 CNX Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center 1000 CONSOL Energy Drive Suite 400 Canonsburg, Pennsylvania 15317 (Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:
(724) 485-4000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Shareholders of CNX Resources Corporation (the “Company”) held on May 29, 2019 (the “Annual Meeting”), the Company’s shareholders considered three proposals, each of which is described in more detail in the Proxy Statement. The final results of the matters voted on at the Annual Meeting are provided below.

Proposal 1: The following individuals were elected as directors to hold office for a one-year term expiring at the annual meeting in 2020 or until their respective successors are elected and qualified:

Director Name	For	Withheld	Broker Non-Votes	Abstain
J. Palmer Clarkson	151,310,819	17,856,870	15,355,945	0
William E. Davis	167,357,031	1,810,658	15,355,945	0
Nicholas J. DeIuliis	168,405,722	761,967	15,355,945	0
Maureen E. Lally-Green	167,297,122	1,870,567	15,355,945	0
Bernard Lanigan, Jr.	151,348,678	17,819,011	15,355,945	0
William N. Thorndike, Jr.	168,118,732	1,048,957	15,355,945	0
Proposal 2: Ernst & Young LLP was ratified as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2019.

For:	183,010,279
Against:	1,346,487
Abstain:	166,868
Proposal 3: An advisory, non-binding resolution regarding compensation paid to our named executive officers in 2018 was approved.

For:	157,953,174
Against:	11,013,128
Abstain:	201,387
Broker Non-Votes:	15,355,945

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX RESOURCES CORPORATION

By: _/s/ Stephanie L. Gill
Stephanie L. Gill
Vice President and General Counsel

Dated: May 29, 2019